UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2008, as part of the Capital Purchase Program (the “CPP”)of the United States Department of the Treasury (the “UST”), Broadway Financial Corporation (the “Company”) entered into a Letter Agreement, incorporating an attached Securities Purchase Agreement – Standard Terms (collectively, the “Securities Purchase Agreement”) with the UST. Under the Securities Purchase Agreement, the Company agreed to sell 9,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Senior Preferred Stock”), having a liquidation preference of $1,000 per share, for a total price of $9,000,000,000. The Senior Preferred Stock will pay cumulative dividends at the rate of 5% per year for the first five years and 9% per year thereafter. The shares are callable by the Company at par after three years if the repurchase is made with newly raised common equity capital.

Prior to the third anniversary of the UST’s purchase of the Senior Preferred Stock, unless Senior Preferred Stock has been redeemed or the UST has transferred all of the Senior Preferred Stock to third parties, the consent of the UST will be required for the Company to increase its Common Stock dividend or repurchase its Common Stock or other equity or capital securities. The Senior Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Senior Preferred Stock. The Securities Purchase Agreement is attached thereto is attached as Exhibit 10.16 hereto and is incorporated herein by reference.

In conjunction with the purchase of the Company’s Senior Preferred Stock, UST received a warrant (the “Warrant”) to purchase 183,175 shares of Company common stock (the “Warrant Shares”) at $7.37 per share, which would represent an aggregate common stock investment in the Company on exercise of the Warrant in full equal to $1.35 million or 15 percent of the senior preferred investment. The term of the Warrant is ten years.

Both the Senior Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.

The Senior Preferred Stock and the Warrant were issued in a private placement exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act. . The Company has agreed to register resales of the Senior Preferred Stock and the Warrant, and issuances and resales of the Warrant Shares, as soon as practicable after the date of the issuance of the Senior Preferred Stock and the Warrant.

Item 3.02 Unregistered Sales of Equity Securities.

The information concerning the issuance and sale of Senior Preferred Stock and the Warrant set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2008 the Company filed a Certificate of Designations with the Delaware Secretary of State for the purpose of amending its Certificate of Incorporation to establish the designation, rights, preferences, limitations and privileges of the Senior Preferred Stock. The

Certificate of Designations is attached as Exhibit 3.3 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On November 14, 2008, the Company issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.3	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series D

4.8	Form of Series D Preferred Stock Certificate

4.9	Warrant to Purchase Common Stock

10.16	Letter Agreement, dated November 14, 2008, between the Company and the UST, which includes the Securities Purchase Agreement attached thereto, with respect to the issuance and sale of the Senior Preferred Stock and the Warrant Letter Agreement

99.1	Press release dated November 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION (Registrant)

Date: November 19, 2008	By:	/s/ SAMUEL SARPONG
Samuel Sarpong Chief Financial Officer